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[LETTERHEAD]

The Lincoln National Life Insurance Company
350 Church Street
Hartford, CT 06103-1106


                                                              October  4, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Lincoln Life Flexible Premium Variable Life Account M ("Account") The Lincoln National Life Insurance Company ("Lincoln")
     Pre-Effective Amendment No. 1, File Number 333-82663 ("VUL-DB")

Commissioners:

This opinion is furnished in connection with Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 by The Lincoln National Life Insurance Company under the Securities Act of 1933, recorded as File No. 333-82663. The Prospectus included in said Pre-Effective Amendment describes the flexible premium variable universal life insurance policies (the "Policies"). The forms of Policies were prepared under my direction.

In my opinion, the illustrations of benefits under the Policies included in the section entitled "Illustrations" in the Prospectus, based on assumptions stated in illustrations, are consistent with the provisions of the forms of the Policies. The ages selected in the illustrations are representative of the manner in which the Policies operate.

I hereby consent to the use of this opinion as an Exhibit to Pre-Effective Amendment No. 1 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

                                                   Very truly yours,

                                                   /s/Vaughn W. Robbins
                                                   ----------------------------
                                                   Vaughn W. Robbins, FSA, MAAA